BROCADE

Q1 FY 2013
Earnings

Prepared Comments and Slides

February 14, 2013

Rob Eggers
Vice President, Investor Relations
Phone: 408-333-8797
reggers@brocade.com

John Noh
Senior Director, Public Relations
Phone: 408-333-5108
jnoh@brocade.com

NASDAQ: BRCD

Brocade Q1 FY 2013 Earnings    2/14/2013

Prepared comments provided by Rob Eggers, Investor Relations

Thank you for your interest in Brocade's Q1 Fiscal 2013 earnings presentation, which includes prepared remarks, safe harbor, slides, and a press release detailing fiscal first quarter 2013 results. The press release was issued shortly after 1:00 p.m. PT on February 14, 2013 via Marketwire. The press release, along with these prepared comments and slides, has been furnished to the SEC on Form 8-K and will be made available on the Brocade Investor Relations website at www.brcd.com.

© 2013 Brocade Communications Systems, Inc.     Page 2 of 25

Brocade Q1 FY 2013 Earnings    2/14/2013

Cautionary Statements and Disclosures

Please see risk factors on Form 10-K filed with the SEC

This presentation, with prepared remarks, includes forward-looking statements regarding Brocade's financial results, and revenue growth rates, plans, guidance, strategy and business outlook, tax rate, OEM inventory, OEM partnerships, share repurchases, as well as Europe economic outlook, worldwide SAN and Ethernet fabric demand, customer segment uncertainty, and IT market trends and spending, which are only predictions and involve risks and uncertainties such that actual results may vary significantly. These and other risks are set forth in more detail in our Form 10-K for the fiscal year ended October 27, 2012. These forward-looking statements reflect beliefs, assumptions, outlook, estimates, and predictions as of today, and Brocade expressly assumes no obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

In addition, this presentation includes various third-party estimates regarding the total available market and other measures, which do not necessarily reflect the views of Brocade. Further, Brocade does not guarantee the accuracy or reliability of any such information or forecast.

Certain financial information is presented on a non-GAAP basis. Management believes that non-GAAP financial measures used in this presentation allow management to gain a better understanding of Brocade's comparative operating performance both from period to period, and to its competitors' operating results. Management also believes these non-GAAP financial measures help indicate Brocade's baseline performance before gains, losses or charges that are considered by management to be outside of ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. The most directly comparable GAAP information and a reconciliation between the non-GAAP and GAAP figures are provided in the accompanying press release, which has been furnished to the SEC on Form 8-K and posted on Brocade's website, and is included in the appendix in this presentation.

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Brocade Q1 FY 2013 Earnings    2/14/2013

Agenda

Prepared comments followed by live Q&A call

Lloyd Carney
CEO

Dan Fairfax
CFO

Today’s prepared comments include remarks by Lloyd Carney, Brocade CEO, regarding the company’s quarterly results, its strategy, and a review of operations, as well as industry trends and market/technology drivers related to its business; and by Dan Fairfax, Brocade CFO, who will provide a financial review.

A management discussion and live question and answer conference call will be webcast at 2:00 p.m. PT on February 14 at www.brcd.com and will be archived on the Brocade Investor Relations website.

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Brocade Q1 FY 2013 Earnings    2/14/2013

Prepared comments provided by Lloyd Carney, CEO

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Brocade Q1 FY 2013 Earnings    2/14/2013

Q1 13 Executive Summary

Includes non-GAAP* results

OVERALL RESULTS	QUARTER HIGHLIGHTS
• $589M record revenue, up 5% Yr./Yr. • $(0.05) GAAP loss per share • $0.21 non-GAAP EPS, up 7% Yr./Yr. • 66.0% non-GAAP gross margin, up 120 basis points Yr./Yr. • 23.5% non-GAAP operating margin, up 200 basis points Yr./Yr.	• Record revenue for SAN products • IP Networking product revenue up 14% Yr./Yr. • Ethernet switch product revenue up 18% Yr./Yr. • 950+ Brocade VDX customers • Completed $300M bond refinance • Integration of Vyatta on track

*Non-GAAP, please see GAAP reconciliation in appendix

Before the normal review of our quarterly performance, I would like to say that it is a great privilege to have been appointed CEO of Brocade. I have met with many customers, partners, and employees in my first 30 days here and I have been impressed with what I have seen and heard. I see great potential to grow revenues and shareholder value. I am excited and honored to navigate the company forward to take advantage of new opportunities that are emerging in the networking industry due to disruptive IT market trends. I'll cover some of these trends later in this presentation.

Now onto the discussion about our fiscal first quarter. Q1 was another positive quarter for Brocade in which we achieved record revenue of $589 million, a 5% increase year-over year. Non-GAAP gross margin increased year-over-year to 66.0% and non-GAAP operating margin increased to 23.5%, resulting in non-GAAP earnings per share of $0.21, up 7% year-over-year. These results exceeded Brocade's guidance for revenue, operating margin, and profitability for the quarter.

Contributing to the company's solid performance in the quarter were record storage revenues, driven by the continued ramp of our Gen 5 (16 Gbps) Fibre Channel products, growth of server virtualization and cloud computing, and overall growth of the storage market. Brocade continues to be the SAN leader in technology, time-to-market, and market share.

IP Networking was up 14% year-over-year with increased revenue across all three categories: switching, routing, and application delivery. The strength of our product portfolio for the data center, campus, and service provider markets is helping us to acquire new customers and to expand our presence in existing accounts. Disruption in IP Networking is also creating business opportunities which Brocade is well positioned to address.

Turning to the balance sheet, Brocade continues to make great strides in strengthening its financial position. During the first quarter, the company closed a $300 million bond refinance offering that significantly reduces our interest rate and extends the maturity of our long-term debt. This represents a significant achievement for Brocade and clear recognition by the market of the company's financial strength.

Finally, Brocade acquired Vyatta during the quarter and I am pleased to report that the integration is progressing well. The Vyatta team is focused on executing to an innovative product roadmap.

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Brocade Q1 FY 2013 Earnings    2/14/2013

Industry Leadership in Storage Area Networking

The network matters for virtualization, cloud, and flash storage

HIGH-DENSITY SERVER VIRTUALIZATION

- Fibre Channel SANs are still the preferred technology for high-density environments among end users

Source: Gartner, October 2012

STORAGE GROWTH

37% CAGR (2011–16)
22,222
27,596
38,516
55,200
77,574
107,394
2011
2012E
2013E
2014E
2015E
2016E

Source: IDC, May 2012, Markets Storage Systems: Market Analysis

UPGRADE CYCLE

Brocade 6505, 6510 Switches
Embedded Switches
Brocade DCX 8510-8
Brocade DCX 8510-4

- Record quarter—$362M
- 42% of SAN director and switch revenues were Gen 5 (16 Gbps) Fibre Channel
- Sizable opportunity

Against a backdrop of ongoing growth in the storage market, we continue to perform well in storage area networking with SAN product revenue reaching a record $362 million in the first quarter, a 3% increase year-over-year and a 7% increase sequentially. A key driver of this growth is the unmatched reliability, simplicity, and performance of our industry-leading Gen 5 (16 Gbps) Fibre Channel SAN portfolio. We have seen good customer adoption of this technology, with 16 Gbps products now making up 42% of our director and switch sales.

We believe that the SAN market continues to represent an exciting opportunity for Brocade. With the rapid migration to high-density server virtualization and cloud computing, end users still choose Fibre Channel as the preferred storage networking technology due to its inherent performance and reliability. Further, with new storage technologies such as flash-based storage systems and 16 Gbps Fibre Channel arrays, demand for storage capacity is expected to grow 37% per year over the next five years.
Finally, the ongoing refresh of our large installed base to our Gen 5 SAN portfolio represents a sizeable opportunity. We are already executing well on this upgrade cycle, as indicated by the pace of adoption of our 16 Gbps technology.

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Brocade Q1 FY 2013 Earnings    2/14/2013

Focus on IP Networking/Ethernet Fabric Market

Brocade well positioned for success

IP NETWORKING HIGHLIGHTS	CUSTOMER ADOPTION AND INDUSTRY RECOGNITION

- Ethernet switch revenue up 18% Yr./Yr.
- Routing products up 5% Yr./Yr.
- Other IP Networking (including Brocade ADX Series) up 25% Yr./Yr.

BROCADE
VCS®
FABRIC
Gartner®
Networking
Innovation Award

- 950+ Ethernet fabric customers
- Brocade VDX 8770 shipping in volume
- TechTarget's "Networking Innovation Award" for Brocade VCS fabric technology
- "Visionary" in the Gartner Data Center Network Infrastructure Magic Quadrant

IP Networking product revenue was $140.5 million in fiscal Q1, up 14% year-over-year with growth in each of our three product categories: switching, routing and application delivery. Ethernet switch product revenue grew 18% year-over-year and we continue to see a healthy ramp of our Brocade ICX product line, which was a major refresh of our campus portfolio last year. Routing revenue increased 5% year-over-year due to in part to higher revenue from 10 GbE blades including our new 24-port 10 GbE blades launched in September 2012. IP Networking product revenue also benefited from solid performance year-over-year for our Brocade ADX products for applications such as cloud hosting and large-scale virtualization.
In Ethernet fabrics, we now have more than 950 customers, with healthy year-over-year revenue growth for our Brocade VDX product family and continued positive customer and industry feedback. We are pleased to report that Brocade Ethernet fabric technology recently won TechTarget's “Networking Innovation Award.” TechTarget recognized not only the innovative nature of Brocade VCS Fabric technology, but also the capability to introduce fabric technology in stages, integrating with existing data center architecture, and to scale easily with network requirements.

Gartner also recognized the strength of the Brocade Ethernet fabric vision and portfolio in its inaugural “Data Center Network Infrastructure” Magic Quadrant, where Brocade was placed in the “Visionaries” quadrant ahead of nearly all other competitors. Brocade rated favorably for our VCS innovation as well as the efficient scale-out architecture of our Ethernet fabrics, which is a key differentiator in the industry today. A key takeway was Gartner's recommendation that Brocade be put on the “short list” of every data center networking and cloud provider sales consideration.

While our overall Q1 performance in IP Networking is a highlight and we are making positive strides, we believe that we can further improve. We see a significant opportunity to leverage the advancements made in our product portfolio in 2012 and to strengthen our go-to-market efforts, which we believe will result in more consistent performance and higher growth rates for IP Networking.

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Brocade Q1 FY 2013 Earnings    2/14/2013

Opportunities Through Industry Transformation

Brocade well positioned for success

INDUSTRY TRENDS

- Data center modernization
- Critical mass in cloud adoption
- Higher-density server and desktop virtualization
- Massive data growth and hyper-mobility

NETWORKING OPPORTUNITIES

- High-performance data center fabrics
- Software-defined and virtual networking
- Gen 5+ storage networking
- Next-generation wired/wireless networks

Executing well in our core businesses of storage and IP networking will be the top priority for me as CEO. To help achieve my ultimate goal of increasing shareholder value, I will be looking at ways to better position Brocade for success as new opportunities arise in the networking industry. I believe we are just starting to see many of those opportunities develop as emerging IT requirements are challenging the capabilities of current networks. This is especially the case in the large data center LAN market where architectures have not fundamentally changed in more than 20 years.

I believe Brocade is well-positioned to take advantage of these opportunities and lead in this new era of networking. Our R&D investments have afforded us early leadership in several key areas such as data center fabrics, software-defined networking, and next-generation products for SAN and campus networks.

In general, I believe networks have to evolve from the rigid, monolithic, and proprietary entities they are today to be more open, dynamic, and agile. This is one of the most profound transformations that I've seen in my nearly 30 years in the networking business. I've had plenty of experience helping navigate companies through industry transformation, including my previous five years at Xsigo in building the server fabric market for applications in cloud computing, SDN, and data center virtualization. I greatly look forward to leading Brocade through these new opportunities and taking the company to new levels of growth and value.

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Brocade Q1 FY 2013 Earnings    2/14/2013

Q1 FY13 Summary

Ready to lead in the new era of networking

- Strong company with great potential
- Networking industry undergoing disruption and creating additional business opportunities
- Q1 highlights:
  - Record revenue: overall and SAN
  - IP Networking revenue up 14% Yr./Yr.

In summary, Q1 was a record quarter for Brocade with the company's performance exceeding guidance for revenue, operating margin, and profitability. I am excited to be here at Brocade to lead the company into our next phase as we expand our software capabilities and expertise to complement tremendous networking know-how and a deep heritage of providing our customers reliable, scalable, and high-performance networks. I see in Brocade a strong company with great potential and the opportunity to take advantage of some major disruptions that are impacting the networking industry. Brocade has gained tremendous ground in terms of its technology, product portfolio, and financial position in the last several years and I extend my sincere compliments to this very talented team. As a result, I couldn't be more pleased to open Brocade's next chapter of growth and success as we build shareholder value and help enable a new era of networking.

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Brocade Q1 FY 2013 Earnings    2/14/2013

Prepared comments provided by Dan Fairfax, CFO

© 2013 Brocade Communications Systems, Inc.     Page 11 of 25

Brocade Q1 FY 2013 Earnings    2/14/2013

Key Financial Metrics

	Q1 12	Q2 12	Q3 12	Q4 12	Q1 13	Q1 13 Qtr./Qtr.	Q1 13 Yr./Yr.
Revenue	$561M	$543M	$555M	$578M	$589M	+2%	+5%
SAN product revenue	$353M	$343M	$321M	$339M	$362M	+7%	+3%
IP Networking product revenue	$123M	$113M	$146M	$152M	$141M	-8%	+14%
Global Services revenue	$84M	$87M	$88M	$87M	$86M	-1%	+3%
Non-GAAP gross margin*	64.8%	64.8%	63.7%	64.8%	66.0%	+1.2 pts	+1.2 pts
Non-GAAP operating margin*	21.5%	18.6%	19.5%	22.5%	23.5%	+1.0 pts	+2.0 pts
GAAP EPS—diluted	$0.12	$0.08	$0.09	$0.11	$(0.05)	N/A	N/A
Non-GAAP EPS—diluted*	$0.20	$0.15	$0.14	$0.17	$0.21	+28%	+7%
Operating cash flow	$127M	$140M	$113M	$210M	$59M	-72%	-53%
Net cash/(net debt)(1)	$(241M)	$(131M)	$(54M)	$108M	$78M	-28%	N/A

1) Q1 2013 excludes restricted cash of $312M and 2018 notes of $300M that have been called and will be redeemed on February 21, 2013

*Non-GAAP, please see GAAP reconciliation in appendix

In Q1 13 Brocade generated record revenue of $589M, an increase of 5% Yr./Yr. and up 2% Qtr./Qtr. As we look at our business by reporting segment, Q1 SAN product revenue was $362M, an increase of 3% Yr./Yr. driven by higher switch and director revenue. SAN product revenue was also up 7% sequentially in a seasonally strong quarter and represented approximately 61% of total revenue, up from 59% in Q4 12 and lower than the 63% reported in Q1 12.

Revenue from our IP Networking products was $141M, up 14% Yr./Yr. and down 8% Qtr./Qtr. in a seasonally soft quarter for Ethernet switch sales, principally due to our federal customers' procurement cycle. The year-over-year increase was driven by higher revenues for Ethernet switching, routing, and Brocade ADX products. IP Networking product revenue represented 24% of total revenue in Q1, down from 26% in Q4 and up from 22% in Q1 12.

Q1 Global Services revenue was $86M, up 3% Yr./Yr. and down slightly sequentially. Our Global Services revenue represented approximately 15% of total Q1 revenue, unchanged from Q4 12.

Non-GAAP gross margin was 66.0% in Q1, up 120 basis points from both Q1 12 and Q4 12. The year-over-year improvement in gross margins was due in part to higher revenue and a more favorable mix within our Ethernet products. The sequential improvement in gross margins was due in part to higher revenues, with a higher contribution from SAN products, and lower manufacturing overhead spending. Non-GAAP operating margin was 23.5% in Q1, up 200 basis points from Q1 12 and up 100 basis points Qtr./Qtr., and reached the highest level for the company since Q1 10.

Q1 GAAP loss was $(0.05) per share while non-GAAP diluted EPS was a record $0.21 in the quarter. The GAAP loss per share included a non-cash tax charge of $78M, or $(0.17) per share following the passage of Proposition 39 by the voters of California and the related reduction in the company's deferred tax assets. We also saw a benefit in our Q1 tax rate from the passage of the federal R&D tax credit for 2013 as well as the catch-up for the impact to 2012 taxes. The resulting effective GAAP tax rate was 131.7% and the effective non-GAAP tax rate was 22.3% in Q1. The company also had a one-time charge of $15M, or approximately $(0.02) per share, related to the unamortized original issuance costs and call premium on the 2018 notes that were refinanced during the quarter.

Finally, in Q1 we generated $59M in operating cash flow in a seasonally lower cash generation quarter for the company. Weighted average diluted shares outstanding in Q1 were 466M, down 2% compared with the 474M shares in Q4 12, and reflect 8.7M shares repurchased ($47.5M) during the quarter.

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Brocade Q1 FY 2013 Earnings    2/14/2013

Total SAN Business Revenue

Product and Global Services Split
Millions ($)
$406.4
$400.1
$377.6
$394.3
$416.9
$53.5
$57.2
$56.1
$55.4
$55.2
$352.9
$342.9
$321.5
$338.8
$361.7
Global Services
Products
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13

Product Split Detail
Millions ($)
$406.4
$400.1
$377.6
$394.3
$416.9
$53.5
$57.2
$56.1
$55.4
$55.2
$52.9
$46.1
$49.3
$45.5
$45.6
$155.4
$144.5
$137.3
$148.4
$168.6
$144.6
$152.3
$134.9
$144.9
$147.5
Global Services
Server
Switch
Director
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13

Note: Above Global Services revenue includes only SAN-based support and services

Turning to our total SAN business, including hardware and SAN-based support and services, Q1 revenue was a record $416.9M, up 3% from Q1 12 and up 6% sequentially.

A number of factors, including server virtualization, deployment of cloud computing, and storage product transitions at our OEMs contributed to the increased demand for Fibre Channel SAN products. Further, revenue growth of our SAN products continues to benefit from the expansion of our Gen 5 (16 Gbps) Fibre Channel product portfolio as more of our customers look to upgrade their networking infrastructure. In Q1 our Gen 5 (16 Gbps) products represented 42% of director and switch revenue compared with 17% in Q1 12 and nearly 35% in Q4 12.

SAN product revenue was $361.7M in the quarter, up 3% Yr./Yr and up 7% sequentially, led by switch revenue, which was up 8% Yr./Yr. and 14% Qtr./Qtr. Q1 director revenue was up 2% Yr./Yr. and 2% sequentially with more than 60% of the director revenue coming from our Gen 5 products.

Our Server product group, including embedded switches and server adapter products, posted revenue of $45.6M, down 14% Yr./Yr. and flat compared with Q4 12. This product group is more correlated to bladed server chassis sold through our OEM partners. In addition, our Gen 5 Fibre Channel embedded switches are just beginning to enter the market with these partners' new server platforms.

SAN-based support and services revenue was $55.2M in the quarter, up 3% Yr./Yr. and slightly down compared with Q4 12.

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Brocade Q1 FY 2013 Earnings    2/14/2013

Total IP Networking Business Revenue

Product and Global Services Split

$154.3
$143.4
$177.8
$184.1
$171.8
$30.8
$30.2
$31.9
$31.8
$31.3
$123.4
$113.2
$145.8
$152.3
$140.5
Millions ($)
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13
Global Services
Products

Product Split Detail

$154.3
$143.4
$177.8
$184.1
$171.8
$30.8
$30.2
$31.9
$31.8
$31.3
$15.0
$12.7
$10.3
$11.5
$18.8
$49.9
$42.7
$48.8
$53.2
$52.5
$58.5
$57.8
$86.7
$87.7
$69.3
Millions ($)
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13
Global Services
Other
Routing
Ethernet Switch

Note: Above Global Services revenue includes only IP Networking-based support and services

Moving on to our total IP Networking business, including hardware and support, Q1 revenue was $171.8M, up 11% Yr./Yr. and down 7% sequentially.

Q1 IP Networking product revenue was $140.5M, up 14% Yr./Yr. and down 8% Qtr./Qtr. As we look at the product splits for IP Networking in the quarter, we saw good year-over-year performance across all three product groups. Ethernet switch products, which includes products for the data center and campus environments, generated $69.3M in revenue, up 18% Yr./Yr. We saw continued revenue growth with our Brocade ICX campus product portfolio, which was launched in fiscal 2012, as well as good year-over-year performance with our Ethernet fabric switches. Ethernet switch revenue was down 21% Qtr./Qtr., principally due to lower revenues from our federal customers in a seasonally soft quarter for this vertical.

Routing revenue of $52.5M was up 5% Yr./Yr. and slightly down sequentially. The year-over-year increase in routing revenue was driven in part by an increase in revenue of 10 GbE blades including our 24-port 10 GbE blades that were launched in Q4 12. Other IP Networking revenue of $18.8M was up 25% Yr./Yr. and up 64% Qtr./Qtr. on increased Brocade ADX sales, largely due to the conversion of Brocade Network Subscription business to product sales in the quarter.

IP Networking-based support and services revenue was $31.3M in the quarter, up 2% Yr./Yr. and slightly down sequentially.

As we mentioned last quarter, with more of our IP Networking products sold through our two-tier distribution channel, it has become more difficult to identify the customer split of the end users. To estimate the customer split, we leverage the information reported to us from our channel partners as well as our internal sales funnel. From an estimated customer segment standpoint, our Federal business revenue of $26.5M was up nearly 30% Yr./Yr. and down sequentially as Q1 is a seasonally soft procurement quarter for our federal customers. Q1 Service Provider business revenue of $64.5M was flat year-over-year and up sequentially, while our Enterprise business revenue of $80.9M was up 17% Yr./Yr. and down slightly quarter-over-quarter.

From a geographic viewpoint, the Americas, EMEA, and Japan each had double-digit growth for IP Networking year-over-year, while APAC was lower.

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Brocade Q1 FY 2013 Earnings    2/14/2013

Revenue: Routes to Market, 10% Customers, Geographic Splits

Routes to Market

31%
30%
33%
35%
33%
21%
12%
12%
19%
21%
48%
58%
55%
46%
46%
Channel/Direct
Other OEM
10% Customers
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13

Geographic Split

61%
65%
64%
63%
62%
39%
35%
36%
37%
38%
Domestic
International
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13

In Q1, three of our customers (EMC, HP , and IBM) each contributed at least 10% of the total company revenue. Our 10% customers collectively contributed 46% of revenue in Q1, unchanged from Q4 12 and down from 48% in Q1 12. All other OEMs represented 21% of revenue in Q1, up from 19% in Q4 12 and unchanged from Q1 12. Channel and direct routes to market contributed 33% of revenue in Q1, a decrease from 35% in Q4 12 and up from 31% in Q1 12.

The mix of business based on ship-to location was 62% domestic and 38% international in the quarter, a slightly higher domestic split compared with 61% in Q1 12. Total revenue in the Americas, EMEA, and Japan each increased at least 7% Yr./Yr., while APAC revenue was lower compared with Q1 12. Since some of our OEMs take delivery of our products domestically and then ship internationally to their end-users, the percentage of international revenue based on end-user location would be higher.

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Brocade Q1 FY 2013 Earnings    2/14/2013

Revenue and Non-GAAP Gross Margin*

Revenue Split by Product/Services

Millions ($)
$561
$84
$477
$543
$87
$456
$555
$88
$467
$578
$87
$491
$589
$86
$503
Global Services
Product
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13

Non-GAAP Gross Margin* by Product/Services

Total
Product
Global Services
66.6%
66.9%
65.5%
66.6%
67.8%
64.8%
64.8%
63.7%
64.8%
66.0%
54.5%
54.3%
54.5%
54.9%
55.5%
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13

*Non-GAAP, please see GAAP reconciliation in appendix

Q1 non-GAAP company gross margin of 66.0% exceeded our guidance range for the quarter due in part to a more favorable product mix and higher revenues.

Q1 non-GAAP product gross margin was 67.8%, above our 65% to 67% target model, and up from 66.6% in Q4 12 primarily due to a favorable product mix and higher volumes. Q1 non-GAAP SAN product gross margin was in the mid-70's, down slightly compared with Q4 12 and Q1 12. Q1 non-GAAP IP Networking product gross margin was over 50%, higher compared with Q1 12 due to higher volumes, a favorable product mix, and lower COGS spending. Non-GAAP IP Networking product gross margin has improved over 800 basis points over the last three quarters from a combination of higher volumes, ramp-up of new products, and lower COGS spending resulting in the highest IP Networking gross margin since Q1 10.

Non-GAAP Global Services gross margin was 55.5% in Q1, up 60 basis points quarter-over-quarter and up 100 basis points year-over-year based on lower spending.

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Brocade Q1 FY 2013 Earnings    2/14/2013

Operating Performance vs. Target Model (FY13–14)

Non-GAAP Gross Margin*

64.8%
64.8%
63.7%
64.8%
66.0%
FY13–14 Target model: 63.0–64.0%
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13

Non-GAAP Operating Expenses* as a Percentage of Revenues

43.3%
46.2%
44.2%
42.3%
42.6%
FY13–14 Target model: 42.0–43.5%
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13

Non-GAAP Operating Margin*

21.5%
18.6%
19.5%
22.5%
23.5%
FY13–14 Target model: 19.5–22.0%
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13

*Non-GAAP, please see GAAP reconciliation in appendix

Q1 non-GAAP gross margin was 66%, above our two-year target model range of 63% to 64%, driven by a favorable product mix as well as higher SAN revenue that is typical in our fiscal first quarter.

On a non-GAAP basis, total operating expenses were $250.6M, or 42.6% of revenues in Q1, within our two-year target model of 42.0% to 43.5% and relatively unchanged compared with Q4 12. Operating expenses on a dollar basis increased approximately 2% from Q4 12 levels and include operating expenses from Vyatta as we closed that acquisition on November 9, 2012. As principally a technology acquisition, Vyatta did not contribute meaningful revenue to Brocade in Q1. Ending headcount was 4,604 in Q1, slightly higher than the prior quarter and up primarily from the Vyatta acquisition.

Non-GAAP operating margin was 23.5% in Q1, an increase of 100 basis points compared with Q4 and 200 basis points higher than Q1 12. The Q1 non-GAAP operating margin was 150 basis points above the two-year target model range of 19.5% to 22.0%, as a result of higher gross margins than our model and continued operating expense management.

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Brocade Q1 FY 2013 Earnings    2/14/2013

Balance Sheet and Cash Flow Highlights

As of January 26, 2013

	Q1 12	Q2 12	Q3 12	Q4 12	Q1 13	Q1 13 Qtr./Qtr.	Q1 13 Yr./Yr.
Operating cash flow	$127M	$140M	$113M	$210M	$59M	-72%	-53%
Capital expenditures	$18M	$21M	$18M	$17M	$18M	+10%	+5%
Free cash flow	$109M	$119M	$95M	$194M	$41M	-79%	-63%
Debt payments	$70M	$50M	$40M	$30M	$0M	-100%	-100%
Cash, equivalents, and short-term investments(1)	$485M	$545M	$581M	$713M	$684M	-4%	+41%
Senior debt and capitalized leases(1)	$726M	$676M	$635M	$605M	$605M	0%	-17%
Adjusted EBITDA*	$140M	$123M	$131M	$153M	$162M	+6%	+16%
Stock repurchase	$0	$25M	$45M	$60M	$48M	-21%	N/A
Days sales outstanding	35.6	36.5	37.9	36.7	33.5	-9%	-6%
Inventory turnover (annualized)	10.7	10.1	11.6	12.8	13.4	+5%	+25%
Cash conversion cycle (days)	27.6	27.5	20.5	17.0	17.5	+3%	-37%

1) Q1 2013 excludes restricted cash of $312M and 2018 notes of $300M that have been called and will be redeemed on February 21, 2013

*Adjusted EBITDA is as defined in the term debt credit agreement

Operating cash flow was $59M in Q1, down 53% Yr./Yr. and 72% sequentially. We typically see lower cash from operations in our fiscal first quarter due to the payment of sales commissions and employee bonuses earned in FY12 as well as the semi-annual payment of the interest on our outstanding notes. We continued to see favorable shipment linearity in the quarter, which resulted in DSOs of 33.5 days. Total capital expenditures in the quarter were $18M.

Excluding restricted cash, our cash, equivalents, and short-term investments were $684M, down $29M from Q4 12 and up nearly $200M from Q1 12. During the quarter, we refinanced our 2018 notes resulting in a 200-basis point reduction of the interest rate to 4.625% and extension of the maturity of the notes to 2023. The new 2023 notes are senior unsecured obligations with investment grade covenants. As part of the refinancing, we called the 2018 notes on January 22, 2013 and will pay the $300M principal, associated call premium, and interest earned on February 21, 2013. For comparison purposes, we are excluding the restricted cash that will be used to retire the 2018 notes as well as the corresponding short-term notes payable in this presentation. This will make the comparisons for cash and debt more meaningful as we were in the process of paying off the 2018 notes with the proceeds from the 2023 notes as of the end of Q1.

As I mentioned earlier, we repurchased $47.5M of common stock during Q1 and had $501M remaining in the Board authorized share repurchase program exiting the quarter.

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Brocade Q1 FY 2013 Earnings    2/14/2013

Q2 2013 Planning Assumptions and Outlook

PLANNING ASSUMPTIONS

IT market conditions
- Uncertainty around macro economic conditions (Europe, U.S. federal spending)

Brocade business
- Expect SAN to be -5% to -8% Qtr./Qtr.
- Expect IP Networking to be -2% to +2% Qtr./Qtr.
- In line with normal seasonality

Other P&L items
- Expect structural tax rate of 27% to 29%

OEM inventories
- Expect a range of one to two weeks of supply

EPS
- Outlook includes Q2 share repurchases

OUTLOOK	Q2 2013
Revenue range	\$555M–\$575M
Non-GAAP gross margin*	64.0%–64.5%
Non-GAAP operating expenses*	45.0%–46.0%
Non-GAAP operating margin*	18.0%–19.5%
Other income/other expense	~\$(10M)
Non-GAAP tax rate*	27%–29%
Fully diluted shares outstanding	465M–470M
Non-GAAP EPS*	\$0.14–\$0.16
Operating cash flow	\$110M–\$125M
Capital expenditures	~\$20M
Free cash flow	\$90M–\$105M

*Non-GAAP, please see GAAP reconciliation in appendix

Looking forward to Q2 13, we considered a number of factors, including the following, in setting our outlook:

•	The current macro environment and economy continue to show uncertainty, especially in Europe as well as spending by the U.S. federal government.

•
For Q2, we expect SAN revenue to be down 5% to 8% sequentially, which is in line with our typical seasonality for our fiscal second quarter. For the fiscal year, we continue to see encouraging demand trends for the SAN market and expect year-over-year growth of 2% to 5%.

•	We expect our Q2 IP Networking revenue to be down 2% to up 2% quarter-over-quarter.

•	We expect non-GAAP operating expenses to be higher quarter-over-quarter, typical in our fiscal second quarter.

•
At the end of Q1, OEM inventory was a little less than one and one-half weeks of supply based on SAN business revenue, slightly lower than inventory levels in Q4 12. We expect OEMs to continue to hold between one week and two weeks of inventory. OEM inventory levels may fluctuate due to both seasonality and large end-user order patterns at the OEMs.

•
From a tax rate perspective, we assume a structural non-GAAP tax rate of 27% to 29% for FY13 which includes the benefit from the federal R&D tax credit this year. Discrete events can impact our tax rate from time to time.

•	Our guidance reflects the share repurchases already completed in Q2.

•
Cash from operations will be higher sequentially. As a reminder, our cash from operations in Q1 was impacted by the payment of sales commissions and employee bonuses earned in FY12 as well as the semi-annual payment of the interest on our notes.

•
Based on the company's performance in Q1 and the outlook for Q2, we expect FY13 gross margins to be slightly above the two-year target model range of 63% to 64% and FY13 operating margins to be at or slightly above the middle of the range of the two-year target model of 19.5% to 22.0%.

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Brocade Q1 FY 2013 Earnings    2/14/2013

Prepared Comments and Live Conference Call

February 14, 2013, 2:00pm

Lloyd Carney
CEO

Dan Fairfax
CFO

Dave Stevens
CTO & VP of Corporate Development

Jason Nolet
VP of Data Center Networking

Ken Cheng
VP of Routing, Application Delivery and Software Networking

Prepared comments provided by Rob Eggers, Investor Relations

That concludes Brocade’s prepared comments. At 2:00 p.m. Pacific Time on February 14, Brocade will host a webcast conference call at www.brcd.com.

Thank you for your interest in Brocade.

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Brocade Q1 FY 2013 Earnings    2/14/2013

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Brocade Q1 FY 2013 Earnings    2/14/2013

Quarterly Net Income (Loss) GAAP/Non-GAAP Reconciliation

(In 1,000s)	Q1 12	Q2 12	Q3 12	Q4 12	Q1 13
Net income (loss) on a GAAP basis	**$58,584**	**$39,296**	**$43,300**	**$54,001**	**$(21,255)**
Gross margin adjustments:					
Stock-based compensation	4,375	4,596	3,074	3,388	3,946
Amortization of acquired intangibles	14,090	10,713	10,713	10,713	10,780
Legal fees (recovery) associated with certain pre-acquisition litigation	(51)	–	(414)	–	–
Total gross margin adjustments	**18,414**	**15,309**	**13,373**	**14,101**	**14,726**
Operating expense adjustments:					
Stock-based compensation	17,444	19,262	9,995	15,035	15,204
Amortization of acquired intangibles	14,993	14,737	14,737	14,737	14,856
Legal fees (recovery) associated with indemnification obligations and other related costs, net	–	–	–	(89)	–
Total operating expense adjustments	**32,437**	**33,999**	**24,732**	**29,683**	**30,060**
Total operating income adjustments	**50,851**	**49,308**	**38,105**	**43,784**	**44,786**
Call premium cost and original issue discount and debt issuance costs related to lenders that did not participate in refinancing	–	–	–	–	15,299
Tax provision Impact from passage of California Proposition 39 - Single Sales Factor apportionment	–	–	–	–	78,206
Income tax effect of non-tax adjustments	(16,623)	(16,380)	(14,012)	(19,443)	(18,287)
Non-GAAP net income	**$92,812**	**$72,224**	**$67,393**	**$78,342**	**$98,749**

Additional Financial Information:

	Q1 12	Q4 12	Q1 13
GAAP gross margin	61.5%	62.4%	63.5%
Non-GAAP gross margin	64.8%	64.8%	66.0%

GAAP product gross margin	63.2%	64.0%	65.3%
Non-GAAP product gross margin	66.6%	66.6%	67.8%

GAAP services gross margin	52.0%	52.9%	53.3%
Non-GAAP services gross margin	54.5%	54.9%	55.5%

GAAP operating margin	12.4%	14.9%	15.8%
Non-GAAP operating margin	21.5%	22.5%	23.5%

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Brocade Q1 FY 2013 Earnings    2/14/2013

Q1 Cash and Other Key Metrics

Adjusted EBITDA* Performance
(In Millions)

Quarter
Trailing 12 Months
$490
$492
$532
$546
$568
$140
$123
$131
$153
$162
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13

Non-GAAP Return on Equity and Invested Capital**

13%
14%
15%
15%
15%
12%
12%
14%
14%
14%
ROE
ROIC
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13

Non-Operational Uses of Cash
(In Millions)

Debt Reduction
Share Repurchase
M&A
$70
$25
$50
$45
$40
$60
$30
$45
$48
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13

Cash Balance***
(In Millions)

$485
$545
$581
$713
$684
Ending Cash Balance
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13

*Adjusted EBITDA is as defined in the term debt credit agreement
***Cash, equivalents, and short-term investments (excl. restrictive cash)

**Non-GAAP, please see GAAP reconciliation in appendix;
ROE and ROIC calculations based on trailing 12 months

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Brocade Q1 FY 2013 Earnings    2/14/2013

Debt Covenant Ratios

As of January 26, 2013

	Q1 12	Q2 12	Q3 12	Q4 12	Q1 13
Senior secured leverage ratio	1.48x	1.37x	1.20x	1.11x	1.07x
Covenant	*2.25x*	*2.25x*	*2.25x*	*2.25x*	*2.00x*
Fixed charge coverage ratio	3.05x	3.48x	4.83x	5.48x	5.33x
Covenant	*1.75x*	*1.75x*	*1.75x*	*1.75x*	*1.75x*

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Brocade Q1 FY 2013 Earnings    2/14/2013

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